Exhibit 99.1
Contact: J. Scott Kamsler Vice President and Chief Financial Officer Centillium Communications, Inc. (510) 771-3917 skamsler@centillium.com	Deborah Stapleton/Christina Carrabino Stapleton Communications Inc. (650) 470-0200 deb@stapleton.com christina@stapleton.com

CENTILLIUM COMMUNICATIONS ELECTS NEW BOARD MEMBER

FREMONT, Calif., Jan. 19, 2006 - Centillium Communications, Inc. (NASDAQ: CTLM), a leading provider of broadband access solutions, today announced that Sam S. Srinivasan has been elected to the company's board of directors and will serve as the audit committee chairman, effective Jan. 18, 2006. He replaces Irwin Federman, who resigned on Jan. 18, 2006.

"Sam is a proven executive with strong financial leadership experience in high-growth companies," said Faraj Aalaei, co-founder and CEO of Centillium. "We look forward to adding his expertise and valuable insight to our board of directors as we continue to grow our business and reach profitability."

Mr. Srinivasan has more than 20 years of experience in the semiconductor and software industries. He is the founder and chairman emeritus of Health Language, Inc., a software company in the healthcare industry. Previously, he served as senior vice president of finance and chief financial officer of Cirrus Logic. He also served as director of internal audit and corporate controller of Intel Corporation. In addition, Mr. Srinivasan held various finance positions at Eaton Corporation, including the director of internal audit. He received his Bachelor of Arts degree in Commerce from Madras University in India and his M.B.A. from Case Western Reserve University.

Mr. Federman has been a member of Centillium's board since 1998 representing U. S. Venture Partners, one of the original VC investors in the company.

"Irwin has made many important contributions to our success. We are very grateful for his involvement with the company over the years beyond what is typical for most VC investors," said Aalaei. "We have benefited greatly from his wisdom and perspective, and we wish him continued success."

"I have enjoyed working with Centillium's talented management team and with the company's other directors," said Federman. "I am pleased with Centillium's progress and I wish the company great success in its future endeavors."

About Centillium Communications

Centillium Communications, Inc. is a leading innovator of high performance, cost-effective semiconductor solutions that give consumers, enterprises and service providers the winning edge in broadband access. The company's complete, end-to-end system-on-chip solutions accelerate development time-to-market for "last mile" products with Digital Subscriber Line (DSL), Fiber-To-The-Premises (FTTP) and Voice-over-Internet Protocol (VoIP) technologies. Centillium products include digital and mixed-signal integrated circuits and related software for DSL and FTTP central office and customer premises equipment and VoIP solutions for carrier- and enterprise-class gateways and consumer telephony. Centillium is a global company with headquarters in Fremont, CA. Additional information is available at www.centillium.com.

FORWARD-LOOKING STATEMENTS:

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Mr. Srinivasan's new role as a board member, the anticipated benefits of his serving as a board member, and Centillium's growth and its progress in its business are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether Centillium is successful in expanding its business in its current markets and into new markets; difficulties in identifying and developing new opportunities; the effects of competition; general economic conditions; and other risks detailed in Centillium's Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2005 as filed with the SEC and in other reports filed with the SEC by Centillium from time to time. These forward-looking statements speak only as of the date hereof and Centillium disclaims any obligation to update these forward-looking statements.

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